                                                                    Exhibit 5.1
                            Morrison & Foerster LLP

SAN FRANCISCO                 ATTORNEYS AT LAW                       NEW YORK

LOS ANGELES                                                          WASHINGTON, D.C.

SACRAMENTO                   755 PAGE MILL ROAD                      LONDON

ORANGE COUNTY         PALO ALTO, CALIFORNIA 94304-1018               BRUSSELS

PALO ALTO                 TELEPHONE (650) 813-5600                   HONG KONG

WALNUT CREEK            TELEFACSIMILE (650) 494-0792                 SINGAPORE

DENVER                                                               TOKYO
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                                 April 2, 1999

SDL, Inc.
80 Rose Orchard Way
San Jose, California 95134

 Re: Registration Statement on Form S-4

Ladies and Gentleman:

  At your request, we have examined the Registration Statement on Form S-4
(the "Registration Statement") filed by you with the United States Securities and Exchange Commission on April 2, 1999, in connection with the registration under the Securities Act of 1933, as amended, of up to 632,088 shares of your Common Stock, par value of $0.001 (the "Common Stock"). The Common Stock is to be issued to the former shareholders of IOC International plc, a company organized under the laws of England and Wales, pursuant to the terms of the Offer under the City Code on Takeovers and Mergers.

  In connection with this opinion, we have examined all proceedings taken by you relating to the issuance of the Common Stock.

  It is our opinion that the 632,088 shares of the Common Stock issuable by you, when issued in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid, and nonassessable.

  We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us in the Registration
Statement, and any amendments thereto.

                                          Very truly yours,

                                          /s/ Morrison & Foerster LLP